                                                                   Exhibit 10.46


                       SEPARATION AND RELEASE AGREEMENT
                       --------------------------------


     This Agreement is entered into as of this 1st day of September, 2000, by and between NANCY URIDIL, ("the Employee") and THE DERBY CYCLE CORPORATION ("the Company").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Consideration:
     --------------

     The Company will pay to the Employee, and pay on the Employee's behalf, the amounts set forth on Schedule A (the "Consideration"). Simultaneously with the payment of the Consideration, the Company shall furnish the Employee with evidence of all amounts paid on the Employee's behalf.

     The Employee agrees that these payments are more than the Company is required to pay under its normal policies and procedures, or under any agreement to which the Company and the Employee are parties, and the Employee further agrees that she has entered into this Agreement in exchange for the Consideration.

2.   Date of Payment:
     ----------------

     Unless Employee exercises her right to revoke this Agreement as provided in paragraph 10, payment of the Consideration will be made within nine (9) business days after this Agreement has been executed by the Employee. If the Company fails to pay all or any part of the Consideration when due hereunder, any unpaid amounts shall bear interest at the rate of twelve (12%) percent per annum. If the Employee is required to bring suit to collect any such unpaid amounts, the Company shall be liable for all of the Employee's costs and reasonable attorneys' fees in connection with such suit.

3.   Complete Release:
     -----------------

     The Employee agrees to forever release and discharge the Company, its affiliates, predecessors, successors, employees, officers, directors, stockholders, assigns, agents and other representatives (the "Releasee") or collectively the "Releasees") from all covenants, obligations, liabilities and agreements, and Employee forever waives all claims, rights and causes of action whatsoever, in law or in equity, whether known or unknown, asserted or unasserted, suspected or unsuspected ("Claims") under federal, state or local law ordinance, tort, express or implied contract, or public policy, that Employee ever had, may in the future have or now has against Releasees in connection with or arising in any manner whatsoever from, Employee's employment with the Company or the termination of her employment with the Company, including without limitation (a) any rights the Employee may have under any program, policy, procedure or agreement with the Company, including, without limitation, the Employment Agreement between the Employee and the Company dated as of April 30, 2000 (the "Employment Agreement"), and the Letter Agreements between the Employee and Company dated November 19, 1999 and December 6, 1999, (b) any rights the Employee may have to the continued receipt of health, disability or life insurance-type benefits (except for rights under COBRA), (c) any claims based on covenant of good faith and fair dealing, and (d) any legal restriction on the Company's right to terminate the employment of employees, or any federal, state or other governmental statute, regulation or ordinance, including, but not limited to:
(i) Title VII of the Civil Rights Act of 1964, as amended (race, color, religion, sex and national origin discrimination); (ii) the Civil Rights Act of 1991 (race, color, religion, sex, national origin, age and disability discrimination); (iii) 42 U.S.C. Section 1981 (race discrimination); (iv) the Age Discrimination in Employment Act, as amended (age discrimination); (v) the Older Workers Benefit Protection Act (age discrimination); (vi) 29 U.S.C.
Section 206(d)(1) (equal pay); (vii) Section 503 and 504 of the Rehabilitation Act of 1973 (handicap discrimination); (viii) the Americans with Disability Act (disability discrimination); (ix) the WARN ACT (advance notice of certain layoffs); (x) the Employee Retirement Income Security Act (pension and welfare benefit plans); any state fair employment practice statutes; and any other federal, state, or local law dealing with employment discrimination.

     The Employee acknowledges that:

     (a) the Employee is waiving all claims under the foregoing laws, including specifically the Age Discrimination in Employment Act, as amended;

     (b) the Employee is waiving her rights or claims under the foregoing laws in exchange for consideration which is in addition to anything of value to which she is already entitled;

     (c) the Employee has been advised to have an attorney review this Agreement and has, in fact, had an attorney review this Agreement; and

     (d) the Employee has a period of at least twenty-one (21) days within which to consider this Agreement and the Employee also has seven (7) days within which to revoke it after signing.

     This Agreement covers both claims that the Employee knows about and those she may not know about. The Employee expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. The Employee understands the significance of her release of unknown claims and her waiver of statutory protection against a release of unknown claims.

     Notwithstanding anything contained herein to the contrary, the following matters are excepted and excluded from the Employee's release of the Releasees:

     (1) any and all of the obligations of any of the Releasees to the Employee under this Agreement, including, without limitation, the obligation to pay the Consideration;

     (2) the obligations of the Company to the Employee in connection with vested rights of the Employee, if any, under any retirement plan; COBRA rights, so-called; any conversion and other rights which survive termination of employment under the terms of any group life, disability insurance and/or other benefit plans of the Company in which the Employee participates or has participated as an employee of the Company; and

     (3) any and all rights which the Employee may have, as an officer or employee and/or former officer or employee of the Company, to be indemnified, defended and/or held harmless by the Company.

4.   No Future Lawsuits:
     -------------------

     The Employee promises never to file a lawsuit or other complaint or charge asserting any claims that are released in Section 3.

5.   Relocation Expenses:
     --------------------

     The Employee represents and warrants that the invoices listed in paragraph 3 of Schedule A reflect the only contracts, agreements or commitments (other than those which have already been paid by the Employee or the Company) entered into by the Employee in the Company's name for relocation-related expenses. The Employee agrees to defend, indemnify and hold the Company harmless from any and all claims or actions relating to commitments for relocation-related expenses entered into by the Employee in the Company's name.

6.   Non-Admission of Liability:
     ---------------------------

     The Company has entered into this Agreement with the Employee to effect a mutually acceptable termination of her employment with the Company. The Company does not believe or admit that it (or any other person or entity described in the first paragraph of Section 3) has done anything wrong in connection with the Employee's employment or its termination.

7.   Non-Release of Future Claims:
     -----------------------------

     This Agreement does not waive or release any rights or claims that the Employee may have under the Age Discrimination in Employment Act which arise after the date the Employee signs this Agreement.

8.   Consequences of Employee's Violation of Promises:
     -------------------------------------------------

     If the Employee breaks her promise in Section 4 by filing a lawsuit or other complaint or charge based on claims that the Employee has released, as to any person or entity she sues in violation of this Agreement, the Employee will pay that person's or entity's reasonable attorneys' fees and all other costs incurred in defending against the Employee's claim. In addition, if the Employee breaks the promises made in Section 4 or any other section of this Agreement, she must repay the Consideration to the Company.

9.   Period for Review and Consideration of Agreement:
     -------------------------------------------------

     The Employee acknowledges that she has a period of at least twenty-one (21) days to review and consider this Agreement before signing it. The Employee understands that she may take as much of this period of time to consider this Agreement as the Employee wishes prior to signing it.

10.  Employee's Rights to Revoke Agreement:
     --------------------------------------

     The Employee may revoke this Agreement within seven (7) days after the Employee signs it. The last day on which this Agreement can be revoked is called the "Last Revocation Day". Revocation can be made by delivering a written notice of revocation to Gary Matthews, President, The Derby Cycle Corporation, 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902. For this revocation to be effective, it must be received no later than the close of business on the Last Revocation Day. If the Employee revokes this Agreement, it shall not be effective and the Employee will not receive this Agreement, it shall go into effect on the day after the Last Revocation Day.

11.  Return of Company's Property:
     -----------------------------

     The Employee represents and warrants that she has returned to the Releasee all files, records, credit cards, keys and any other Releasee property in the Employee's possession or control.

12.  Confidentiality:
     ----------------

     Employee agrees that she will keep the terms of this Agreement confidential and will not disclose the facts or terms to anyone except to enforce the terms hereof and/or to members of her immediate family, her attorney and persons assisting her in financial planning or income tax preparation; provided, however, that such other persons must be advised of Employee's confidentiality obligations hereunder and must agree to keep such information confidential prior to disclosure to them.

     The Company agrees that it will keep the terms of this Agreement confidential and will not disclose the facts or circumstances to anyone, except to enforce the terms hereof and to those persons who have a need to know in the course of the Company's business.

13.  Termination of Employment:
     --------------------------

     The Employee acknowledges that her employment with the Company terminated on August 4, 2000.

     The Employee promises not to disparage the Releasees in any matter and not to use or disclose any confidential information or trade secrets which the Employee learned while employed by the Company . The Employee acknowledges and agrees that she is bound by the non-compete and non-solicitation provisions of paragraph 6 of the Employment Agreement.

     The Company promises not to disparage the Employee in any manner.

14.  Severability:
     -------------

     The provisions of this Agreement are severable, and, if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

15.  Choice of Laws/Venues:
     ----------------------

     This Agreement shall be governed by the substantive laws, statutes and common laws of the State of Connecticut, without application of any of its choice of law statutes or common law.

     The parties agree that the exclusive jurisdiction for any disputes arising out of this Agreement shall be the state or federal courts of Connecticut.

16.  Entire Agreement/Binding Effect:
     --------------------------------

     This is the entire Agreement between the Employee and the Company with respect to the termination of her employment, and the Company has made no promises to the Employee other than those in this Agreement. This Agreement may be modified only by a written agreement signed by the Company and Employee. This Agreement is binding upon and shall inure to the benefit of the Employee, her heirs, executors and administrators, and the Company, its successors and assigns.

     THE EMPLOYEE ACKNOWLEDGES THAT SHE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

                                /s/Nancy Uridil
                                ---------------
                                NANCY URIDIL

                                THE DERBY CYCLE CORPORATION
                                By /s/Gary S. Matthews
                                ----------------------
                                Gary S. Matthews
                                Its President
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                                  SCHEDULE A
                                  ----------


1.  Repurchase of Stock. The Company agrees to repurchase at a purchase price of
    -------------------
$1,000 per share the 240 shares of Class A common stock and the 60 shares of Class C common stock purchased by Employee pursuant to the Management Stock Purchase Agreement dated as of April 30, 2000 (the "Stock Purchase Agreement"). Such purchase price shall be paid as follows: (a) the Promissory Note dated April 30, 2000 in the amount of $225,000 from the Employee to the Company shall be deemed paid in full and shall be cancelled; (b) the Company shall release the Employee from all of her obligations under the Stock Purchase Agreement, including, without limitation, the obligation in Section 1.1 to pay the Company $37,500 on or before March 31,2001; and (c) the Company shall pay the Employee $37,500; provided that simultaneously with such payment, the Employee delivers to the Company a stock power transferring the shares of the Company.

2.  Business Expenses. The Company shall pay Employee $7,969.72 in reimbursement
    -----------------
for business travel expenses incurred prior to Employee's termination of employment.

3.  Relocation Expenses Payments. The Company shall pay, on Employee's behalf,
    ----------------------------
the following invoices for expenses incurred in connection with her relocation, copies of which are attached hereto:

    .  $1,694.90 to United Van Lines
    .  $1,838.37 to United Van Lines
    .  $7,492.55 to Armstrong Relocation

4. Relocation Expenses Allowance. The Company shall pay Employee $66,574.18 as reimbursement for the Employee's cost of relocating her residence to Stamford, Connecticut.

5.  Severance.  The Company shall pay the Employee $16, 930.28 (less applicable
    ---------
withholding) as severance.